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[RYDER SCOTT COMPANY LOGO]                                    FAX (713) 651-0849

1100 LOUISIANA  SUITE 3800  HOUSTON, TEXAS 77002-5218   TELEPHONE (713) 651-9191




                                                                    EXHIBIT 23.A






                      CONSENT OF RYDER SCOTT COMPANY, L.P.



         As independent petroleum engineers, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in the Registration Statement on Form S-4 (File No. 333-106586) of El Paso Production Holding Company of the reference to us and our report under the captions "Business - Natural Gas and Oil Reserves", "Management's Discussion and Analysis of Financial Condition and Results of Operations - Reserves and Costs" and "Supplemental Natural Gas and Oil Operations (Restated) (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Production Holding Company for the year ended December 31, 2003.






                                                   /s/ RYDER SCOTT COMPANY, L.P.

                                                   RYDER SCOTT COMPANY, L.P.





Houston, Texas
September 27, 2004



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1200, 530 8TH AVENUE, S.W.   CALGARY, ALBERTA T2P 3S8     TEL (403) 262-2799    FAX (403) 262-2790

621 17TH STREET, SUITE 1550      DENVER, COLORADO 80293-1501  TEL (303) 623-9147    FAX (303) 623-4258
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